UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 24, 2019

Pensare Acquisition Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-38167	81-2402421
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

1720 Peachtree Street, Suite 629
Atlanta, GA	30309
(Address of principal executive offices)	(Zip code)

(404) 234-3098
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On April 24, 2019, Pensare Acquisition Corp. (the “Company”) issued a press release announcing that it intends to convene and then adjourn, without conducting any business, its special meeting of stockholders scheduled to occur at 11:00 a.m., Eastern time, on April 26, 2019, and reconvene at 11:00 a.m., Eastern time, on April 29, 2019, to vote on the proposals described in the proxy statement filed with the Securities and Exchange Commission on April 3, 2019. At the special meeting, stockholders of the Company will be asked to vote on a proposal to amend the Company’s amended and restated certificate of incorporation to extend the date by which the Company has to consummate a business combination for an additional three months, from May 1, 2019 to August 1, 2019, and, if necessary, a proposal to direct the chairman of the special meeting to adjourn the special meeting to a later date or dates to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve the foregoing proposal.

Additionally, in connection with the contribution to the trust account previously announced by the Company on April 22, 2019, the Company clarified that it will announce no later than May 31, 2019 if the Company’s sponsor will make additional contributions to the trust account after that month. If the Company’s sponsor determines not to make additional contributions to the trust account, the Company will offer public stockholders the right to redeem their public shares for their pro rata portion of the funds then available in the trust account. In that case, the Company’s public announcement will provide instructions for public stockholders who wish to exercise their redemption rights, which will be substantially similar to the instructions applicable to stockholders who wish to exercise redemption rights in connection with the special meeting, with a deadline to submit redemption requests expected to be approximately ten business days following such announcement. Payments would be made to any stockholders who validly exercise their redemption rights promptly, and in any event within five business days, after the redemption deadline. If the Company’s sponsor determines to make additional contributions to the trust account after May 2019, in a per-share amount equal to $0.033 for each outstanding public share, then public stockholders will have no further redemption rights in connection with the Charter Amendment to be voted upon at the special meeting.

The special meeting will still be held at the offices of Greenberg Traurig, LLP, located at the MetLife Building, 200 Park Avenue, New York, New York 10166. The press release is included as Exhibit 99.1 hereto, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description

99.1	Press Release, dated April 24, 2019

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated April 24, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENSARE ACQUISITION CORP.
By:	/s/ Darrell J. Mays
Name: Darrell J. Mays Title: Chief Executive Officer

Date: April 24, 2019